UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2022

Astria Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 High Street, 28th Floor
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2022, Astria Therapeutics, Inc. (the “Company”) entered into a sublease agreement (the “Sublease Agreement”) with Grant Thornton LLP, an Illinois limited liability partnership (the “Sublandlord”), pursuant to which the Company will sublease approximately 17,136 square feet of office space located at 75 State Street, Boston, Massachusetts 02110 (the “Premises”). The Premises is the subject of a lease agreement, dated December 31, 2012, by and between Brookfield Properties 75 State Co. LLC, a Delaware limited liability company (the “Landlord”), and the Sublandlord, as tenant (the “Lease”).

The term of the Sublease Agreement will commence on the latest to occur of (i) May 1, 2022, (ii) the receipt of the Landlord’s consent to the Sublease Agreement and (iii) the date on which the Sublandlord delivers full and exclusive possession of the Premises to the Company as set forth in the Sublease Agreement (the last to occur of (i), (ii) and (iii) above being referred to as the “Commencement Date”) and will end on July 31, 2024 (or on such earlier date as the term may sooner cease or expire as set forth in the Sublease Agreement). If the Landlord fails to deliver its consent within 45 days after the execution of the Sublease Agreement, the Company has the right to terminate the Sublease Agreement, in accordance with the terms set forth therein.

The Company’s obligation for the payment of a fixed annual base rent for the Premises begins 30 days after the Commencement Date and will initially be $54,264.00 per month. From June 1, 2023 through May 31, 2024, the base rent per month will be $55,891.92 and from June 1, 2024 through July 31, 2024, the base rent per month will be $57,562.68.

The Sublandlord has the right to terminate the Sublease Agreement upon customary events of default and shall be entitled to exercise the rights and remedies reserved by Landlord in the Lease.

The foregoing summary of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease Agreement, a copy of which the Company will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: February 2, 2022	By:	/s/ Ben Harshbarger
Name: Ben Harshbarger
Title: Chief Legal Officer